Lincoln Investor Advantage® Pro
Individual Variable Annuity Contracts
Summary Prospectus for New Investors
XX XX, 2021
This summary prospectus summarizes key features of a version of the Lincoln Investor Advantage® Pro Variable Annuity Contract, issued by Lincoln Life & Annuity Company of New York (Lincoln New York or Company). Two separate share classes are offered in this prospectus, each of which has different features and charges. You must choose from one of the following share classes:
•	Lincoln Investor Advantage® Pro B-Share
•	Lincoln Investor Advantage® Pro C-Share
Before you invest, you should also review the prospectus for the Lincoln Investor Advantage® Pro Variable Annuity Contract, which contains more information about the contract’s features, benefits, and risks. You can find this prospectus and other information about the contract online at www.LincolnFinancial.com. You can also obtain this information at no cost by calling 1-888-868-2583 or by sending an email request to CustServSupportTeam@lfg.com.
YOU MAY CANCEL YOUR CONTRACT WITHIN THE FREE LOOK PERIOD WITHOUT PAYING FEES OR PENALITES.
In some states, this “free look” or cancellation period may be longer. Upon cancellation, you will receive either a full refund of the amount you paid with your application or your total Contract Value. You should review the prospectus, or consult with your investment professional, for additional information about the specific cancellation terms that apply.
Additional information about certain investment products, including variable annuities, has been prepared by the Securities and Exchange Commission’s staff and is available at Investor.gov.
Beginning on January 1, 2021, as permitted by regulations adopted by the Securities and Exchange Commission (“SEC”), you may not be receiving paper copies of the funds’ shareholder reports from us by mail, unless you specifically request paper copies of the reports. Instead, the reports will be made available on a website, and we will notify you by mail each time a report is posted and will provide you with a website link to access the report. We will also provide instructions for requesting paper copies.
If you already elected to receive shareholder reports electronically, you will not be affected by this change and you do not need to take any action. You may elect to receive shareholder reports and other communications electronically by following the instructions we have provided.
If you wish to receive all future shareholder reports in paper, free of charge, please call us at 1-888-868-2583, send an email request to CustServSupportTeam@lfg.com, or contact your registered representative. Your election to receive reports in paper will apply to all funds available under your contract.

Access Period—Under i4LIFE® Advantage, a defined period of time during which we make Regular Income Payments to you while you still have access to your Account Value. This means that you may make withdrawals, surrender the contract, and have a Death Benefit.
Account Value—Under i4LIFE® Advantage, the initial Account Value is the Contract Value on the Valuation Date that i4LIFE® Advantage is effective, less any applicable premium taxes. During the Access Period, the Account Value on a Valuation Date equals the total value of all of the Contractowner's Accumulation Units plus the Contractowner's value in the fixed account, reduced by Regular Income Payments and withdrawals.
Account Value Death Benefit—Provides a Death Benefit equal to the Contract Value on the Valuation Date the Death Benefit is approved by us for payment.
Annuitant—The person upon whose life the annuity benefit payments are based, and upon whose death a Death Benefit may be paid.
Beneficiary—The person you choose to receive any Death Benefit paid if you die before the Annuity Commencement Date.
Contractowner (you, your, owner)—The person who can exercise the rights within the contract (decides on investment allocations, transfers, payout option, designates the Beneficiary, etc.). Usually, but not always, the Contractowner is the Annuitant.
Contract Value (may be referred to as Account Value in marketing materials)—At any given time before the Annuity Commencement Date, the total value of all Accumulation Units of a contract, plus the value of the fixed side of the contract, if any.
Contract Year—Each 12-month period starting with the effective date of the contract and starting with each contract anniversary after that.
Death Benefit—Before the Annuity Commencement Date, the amount payable to your designated Beneficiary if the Contractowner dies. As an alternative, the Contractowner may receive a Death Benefit on the death of the Annuitant prior to the Annuity Commencement Date.
Good Order—The actual receipt at our Servicing Office of the requested transaction in writing or by other means we accept, along with all information and supporting legal documentation necessary to complete the transaction. The forms we provide will identify the necessary documentation. We may, in our sole discretion, determine whether any particular transaction request is in Good Order, and we reserve the right to change or waive any Good Order requirements at any time.
Large Account Credit—The additional amount credited to the contract if the applicable threshold of value in your Subaccounts is met.
Lifetime Income Period—Under i4LIFE® Advantage, the period of time following the Access Period during which we make Regular Income Payments to you for the rest of your life (and Secondary Life, if applicable). During the Lifetime Income Period, you will no longer have access to your Account Value or receive a Death Benefit.
Lincoln New York (we, us, our, Company)—Lincoln Life & Annuity Company of New York.
Purchase Payments—Amounts paid into the contract other than Large Account Credits.
Secondary Life—Under i4LIFE® Advantage, the person designated by the Contractowner upon whose life the annuity payments will also be contingent.
Subaccount—Each portion of the VAA that reflects investments in Accumulation and Annuity Units of a class of a particular fund available under the contracts. There is a separate Subaccount which corresponds to each class of a fund.

Important Information You Should Consider About the Lincoln Investor Advantage® Pro Variable Annuity Contract
	FEES AND EXPENSES			Location in Prospectus
Charges for Early Withdrawals	If you make a withdrawal in excess of the free withdrawal amount before the 5th anniversary since your last Purchase Payment (B-Share), you may be assessed a surrender charge of up to 7% of the amount withdrawn, declining to 0% over that time period. For example, if you purchase a B-Share contract and make a withdrawal of $100,000 during the first 2 years after your Purchase Payment, you could be assessed a charge of up to $7,000 on the Purchase Payment withdrawn. The C-Share contract does not have surrender charges.			• Expense Tables• Examples• Charges and Other Deductions – Surrender Charge
Transaction Charges	There is currently no charge for a transfer fee. We reserve the right to charge a $[XX] fee for each transfer if you make more than 12 transfers in one Contract Year.			• Charges and Other Deductions
Ongoing Fees and Expenses (annual charges)	Minimum and Maximum Annual Fee Table. The table below describes the fees and expenses that you may pay each year, depending on the options you choose. Please refer to your contract specifications page for information about the specific fees you will pay each year based on the options you have elected.			• Expense Tables• Examples• Charges and Other Deductions
	Annual Fee	Minimum	Maximum
	Base contract (varies by contract class)	0.95%[1]	1.25%[1]
	Investment options (fund fees and expenses)	XX%[1]	XX%[1]
	Optional benefits available for an additional charge (for a single optional benefit, if elected)	0.40% [2]	0.40% [2]
1 As a percentage of average daily net assets in the Subaccounts.
2 As a percentage of Account Value.
Lowest and Highest Annual Cost Table. Because your contract is customizable, the choices you make affect how much you will pay. To help you understand the cost of owning your contract, the following table shows the lowest and highest cost you could pay each year. This estimate assumes that you do not take withdrawals from the contract, which could add surrender charges that substantially increase costs.
	Lowest Annual Cost: $XX	Highest Annual Cost: $XX
	Assumes:	Assumes:
	• Investment of $100,000• 5% annual appreciation• Least expensive combination of contract option, fund fees and expenses• No optional benefits• No surrender charges• No additional Purchase Payments, transfers, or withdrawals	• Investment of $100,000• 5% annual appreciation• Most expensive combination of contract option, optional benefits, fund fees and expenses• No surrender charges• No additional Purchase Payments, transfers, or withdrawals

	RISKS	Location in Prospectus
Risk of Loss	• You can lose money by investing in this contract, including loss of principal.	• Principal Risks• Investments of the Variable Annuity Account
Not a Short-Term Investment	• This contract is not designed for short-term investing and may not be appropriate for the investor who needs ready access to cash. • Withdrawals from the B-Share contract may result in surrender charges. If you take a withdrawal, any surrender charge will reduce the value of your contract or the amount of money that you actually receive. • The benefits of tax deferral, long-term income, and living benefit protections also mean the contract is more beneficial to investors with a long time horizon.	• Principal Risks• Surrender and Withdrawals• Expense Tables• Charges and Other Deductions
Risks Associated with Investment Options	• An investment in this contract is subject to the risk of poor investment performance of the investment options you choose. Performance can vary depending on the performance of the investment options available under the contract. • Each investment option (including the fixed account option) has its own unique risks. • You should review the investment options before making an investment decision.	• Principal Risks• Investments of the Variable Annuity Account
Insurance Company Risks	• An investment in the contract is subject to the risks related to us. Any obligations (including under the fixed account option), guarantees, or benefits of the contract are subject to our claims-paying ability. If we experience financial distress, we may not be able to meet our obligations to you. More information about Lincoln New York, including our financial strength ratings, is available upon request by calling 1-888-868-2583 or visiting www.LincolnFinancial.com.	• Principal Risks
	RESTRICTIONS	Location in Prospectus
Investments	• The frequency of transfers between investment options is restricted. There are also restrictions on the minimum amount that may be transferred from a variable option and the maximum amount that may be transferred from the fixed account option.• We reserve the right to charge a $[XX] fee for each transfer if you make more than 12 transfers in one Contract Year. • We reserve the right to remove or substitute any funds as investment options that are available under the contract.	• Principal Risks• Investments of the Variable Annuity Account
Optional Benefits	• Optional benefits may limit or restrict the investment options that you may select under the contract. We may change these restrictions in the future. • We may modify or stop offering an optional benefit that is currently available at any time.• If you elect certain optional benefits, you may be limited in the amount of Purchase Payments that you can make (and when).	• The Contracts
	TAXES	Location in Prospectus
Tax Implications	• Consult with a tax professional to determine the tax implications of an investment in and payments received under this contract.• If you purchase the contract through a tax-qualified plan or IRA, you do not get any additional tax deferral under the contract.• Earnings on your contract are taxed at ordinary income tax rates when you withdraw them, and you may have to pay a penalty if you take a withdrawal before age 59½.	• Federal Tax Matters

	CONFLICTS OF INTEREST	Location in Prospectus
Investment Professional Compensation	• Your registered representative may receive compensation for selling this contract to you, both in the form of commissions and because we may share the revenue it earns on this contract with the professional’s firm. (Your investment professional may be your broker, investment adviser, insurance agent, or someone else).• This conflict of interest may influence your investment professional to recommend this contract over another investment.	• Distribution of the Contracts• Principal Risks
Exchanges	• If you already own a contract, some investment professionals may have a financial incentive to offer you a new contract in place of the one you own. You should only exchange your contract if you determine, after comparing the features, fees, and risks of both contracts, that it is better for you to purchase the new contract rather than continue to own your existing contract.	• The Contracts - Replacement of Existing Insurance
Overview of the Contract
Purpose of the Contract
The Lincoln Investor Advantage® Pro variable annuity contract is designed to accumulate Contract Value and to provide income over a certain period of time or for life subject to certain conditions. The contract can supplement your retirement income by providing a stream of income payments during the payout phase. The benefits offered under the contract may be a variable or fixed amount, if available, or a combination of both. The contract also offers a Death Benefit payable to your designated Beneficiaries upon the death of the Contractowner or Annuitant.
This contract may be appropriate if you have a long investment time horizon. It is not intended for people who may need to make early or frequent withdrawals or intend to engage in frequent trading in the Subaccounts.
Phases of the Contract
Your contract has two phases: (1) an accumulation (savings) phase, prior to the Annuity Commencement Date; and (2) a payout (income) phase, after the Annuity Commencement Date.
Accumulation (Savings) Phase. To help you accumulate assets during the accumulation phase, you can invest your payments and earnings in:
•	The variable options available under the contract, each of which has an underlying mutual fund with its own investment objective, strategies, and risks; investment adviser(s); expense ratio; and performance history; and
•	A fixed account option, if available, which guarantees principal and a minimum interest rate.
A list of funds in which you currently can invest is provided in an Appendix. Please see Appendix A: Funds Available Under the Contract.
Annuity (Income) Phase. You can elect to annuitize your contract and turn your contract value into a stream of income payments (sometimes called Annuity Payouts), at which time the accumulation phase of the contract ends. These payments may continue for a fixed period of years, for your entire life, or for the longer of a fixed period or your life. The payments may also be fixed or variable. Variable payments will vary based on the performance of the funds that you choose.
If you annuitize, your investments will be converted to income payments and you may no longer be able to choose to make withdrawals from your contract. All benefits (including guaranteed minimum Death Benefits and living benefits) terminate upon annuitization.
Primary Features and Options of the Contract
Contracts. You can purchase one of two share classes that have different ongoing fees and surrender charges. Each share class offers you the ability to choose among certain Death Benefits, and payout (income) options. Each share class has its own base contract expense and applicable surrender charge schedule. In deciding which share class to purchase, you should consider the amount of base contract expense and surrender charges you are willing to accept relative to your needs. In deciding whether to elect any of the optional riders or Death Benefits, you should consider the desirability of the benefit relative to its costs and to your needs, as well as all applicable restrictions and Investment Requirements.
Accessing your money. During the Accumulation Phase you can surrender the contract or withdraw part of the Contract Value. If you withdraw early, you may have to pay a surrender charge, an Interest Adjustment may apply and/or you may incur a tax penalty if you are younger than 59½.

Tax treatment. You can transfer money between investment options without tax implications, and earnings (if any) on your investments are generally tax-deferred. You are taxed only when: (1) you make a surrender or withdrawal; (2) you receive an income payment from the contract; or (3) upon payment of a Death Benefit.
Death Benefits. Your contract includes a Death Benefit that will be paid upon the death of either the Contractowner or the Annuitant. Optional Death Benefits that pay different amounts and have different fees may be available.
Optional Riders. For an additional fee, you can purchase i4LIFE® Advantage, a minimum Annuity Payout rider.
Additional Services. The additional services listed below are available under the contract for no additional charge (unless otherwise indicated).
•	Dollar-cost averaging (DCA) allows you to transfer amounts from the DCA fixed account, if available, or certain Subaccounts into other Subaccounts on a monthly basis or in accordance with other terms we make available.
•	Portfolio rebalancing is an option that restores to a pre-determined level the percentage of Contract Value allocated to each Subaccount. Portfolio rebalancing may not be available for all funds.
•	Automatic Withdrawal Service (AWS) provides for an automatic periodic withdrawal of your Contract Value. Withdrawals under AWS are subject to applicable surrender charges and Interest Adjustments (as well as taxes and tax penalties).
Benefits Available Under the Contract
The following tables summarize information about the benefits available under the contract. A detailed description of each benefit follows the table.
Optional Benefits – Available for Election
Name of Benefit	Purpose	Maximum Fee	Brief Description of Restrictions / Limitations
i4LIFE® Advantage	Provides: • Variable periodic Regular Income Payments for life. • The ability to make additional withdrawals and surrender the contract during the Access Period.	• 0.40% in addition to the base contract expense for the Death Benefit you have elected.	• Withdrawals could significantly reduce or terminate the benefit. • Restrictions apply to the length of the Access Period. • Additional Purchase Payments may be subject to restrictions.

Standard Benefits
Name of Benefit	Purpose	Maximum Fee	Brief Description of Restrictions / Limitations
Account Value Death Benefit	Provides a Death Benefit equal to the Contract Value.	• 1.10% (B-Share)• 1.25% (C-Share)	• Poor investment performance could significantly reduce the benefit. • Withdrawals could significantly reduce the benefit.
Dollar-Cost Averaging[1]	Allows you to automatically transfer amounts between certain investment options on a monthly basis.	None	• Minimum amount to be dollar cost averaged is $1,500 over any time period between 3 and 60 months. • Cannot be used simultaneously with portfolio rebalancing or cross-reinvestment.
Portfolio Rebalancing[1]	Allows you to automatically reallocate your Contract Value among investment options on a periodic basis based on your standing allocation instructions.	None	• Cannot be used simultaneously with dollar cost averaging or cross-reinvestment. • Not available for amounts allocated to Lincoln Defined Outcome Funds.
Automatic Withdrawal Service[1]	Allows you to take periodic withdrawals from your contract automatically.	None	• Automatically terminates once i4LIFE® Advantage begins.
[1]	See “The Contracts – Additional Services.”
Buying the Contract
If you wish to purchase a contract, you must apply for it through a registered representative authorized by us. The completed application is sent to us and we decide whether to accept or reject it. If the application is accepted, a contract is prepared and executed by our legally authorized officers. The contract (and a statement confirming your investments) is then sent to you either directly or through your registered representative. The purchase of multiple contracts with identical Contractowners, Annuitants and Beneficiaries will be allowed only upon Servicing Office approval.
When a completed application and all other information necessary for processing a purchase order is received in Good Order at our Servicing Office at The Lincoln National Life Insurance Company, 1300 South Clinton Street, Fort Wayne, Indiana, 46802, an initial Purchase Payment will be priced no later than two business days after we receive the order. If you submit your application and/or initial Purchase Payment to your registered representative, we will not begin processing your purchase order until we receive the application and initial Purchase Payment from your registered representative’s broker-dealer. While attempting to finish an incomplete application, we may hold the initial Purchase Payment for no more than five business days unless we receive your consent to our retaining the payment until the application is completed. If the incomplete application cannot be completed within those five days and we have not received your consent, you will be informed of the reasons, and the Purchase Payment will be returned immediately. Once the application is complete, we will allocate your initial Purchase Payment within two business days.
Purchase Payments – Investing in the Contract
You may make Purchase Payments to the contract at any time, prior to the Annuity Commencement Date, subject to certain conditions. You are not required to make any additional Purchase Payments after the initial Purchase Payment. If we receive an additional Purchase Payment before the close of the New York Stock Exchange (typically 4:00 PM New York time, or EST), we will credit your Purchase Payment that day. If we receive your additional Purchase Payment after the close of the New York Stock Exchange, your payment will be applied on the next business day.
The minimum initial Purchase Payment is $10,000. The minimum initial Contract Value for nonqualified C-Share contracts where i4LIFE® Advantage is elected, and where the Contractowner, joint owner and Annuitant are ages 86 to 89 (subject to additional terms and limitations and Servicing Office approval) is $50,000. The minimum annual amount for additional Purchase Payments is $300.
Please check with your registered representative about making additional Purchase Payments. The minimum payment to the contract at any one time must be at least $100 ($25 if transmitted electronically). If a Purchase Payment is submitted that does not meet the minimum amount, we will contact you to ask whether additional money will be sent, or whether we should return the Purchase Payment to you.
Purchase Payments totaling $5 million or more are subject to Servicing Office approval, and Purchase Payments totaling more than $10 million will not be accepted. These amounts take into consideration the total Purchase Payments for all existing Lincoln Investor Advantage® contracts for the same Contractowner, joint owner, and/or Annuitant. We may surrender your contract in accordance with New York law, if your Contract Value drops below $2,000 for any reason, including if your Contract Value drops due to the performance of the Subaccounts you selected. Purchase Payments may be made or, if stopped, resumed at any time until the Annuity Commencement Date, the surrender of the contract, or the death of the Contractowner, whichever comes first.
Making Withdrawals: Accessing the Money in Your Contract
Before the Annuity Commencement Date – During the Accumulation (Savings) Phase
You can access the money in your contract by making a withdrawal, which will reduce the value of your contract (including the amount of the Death Benefit and certain living benefits). You may withdraw all or a portion of the contract value (minus applicable charges and other adjustments, discussed below). However, withdrawing the entire cash value of your contract will terminate your contract.
Before the Annuity Commencement Date, you can completely surrender the contract or withdraw part of the Contract Value upon your written request on an approved Lincoln distribution request form (available from the Servicing Office), fax, or other electronic means. Withdrawal requests may also be made by telephone or our website, subject to certain restrictions. All surrenders and withdrawals must be made in accordance with the rules discussed in the prospectus. The amount available upon surrender or withdrawal is the Contract Value less any applicable charges, fees, and taxes at the end of the Valuation Period during which the written request for surrender or withdrawal is received in Good Order at the Servicing Office.
If we receive a surrender or withdrawal request in Good Order at our Servicing Office before the close of regular trading on the New York Stock Exchange (normally 4:00 p.m., New York time), we will process the request using the Accumulation Unit value computed on that Valuation Date. If we receive a surrender or withdrawal request in Good Order at our Servicing Office after New York Stock Exchange regular market close, we will process the request using the Accumulation Unit value computed on the next Valuation Date.
The minimum amount which can be withdrawn is $300. Unless a request for withdrawal specifies otherwise, withdrawals will be made from all Subaccounts within the VAA and from the fixed account in the same proportion that the amount of withdrawal bears to the total Contract Value. Surrenders and withdrawals from the fixed account may be subject to an Interest Adjustment. Unless prohibited, surrender and withdrawal payments will be mailed within seven days after we receive a valid written request at the Servicing Office. The payment may be postponed as permitted by applicable law.

There may be charges associated with surrender of a contract or withdrawal of Contract Value. You may specify whether these charges are deducted from the amount you request to be withdrawn or from the remaining Contract Value. If the charges are deducted from the remaining Contract Value, the amount of the total withdrawal will increase according to the impact of the applicable surrender charge percentage; consequently, the dollar amount of the surrender charge associated with the withdrawal will also increase. In other words, the dollar amount deducted to cover the surrender charge is also subject to a surrender charge.
There are tax consequences for surrenders and withdrawals.
Certain withdrawals may reduce the value of any optional living benefits you elected or even terminate the benefit.
Some optional living benefits provide withdrawal options.
There are limitations associated with taking money out of the contract, including the following:
Limitations on withdrawal amounts	• The minimum withdrawal amount is $300.
Surrender charges and taxes	• There may be surrender charges, interest adjustments, and tax implications when you take out money.
Negative impact on benefits and guarantees of your contract	• A withdrawal may have a negative impact on certain optional benefits that you may elect. It may reduce the value of or even terminate certain benefits.
Internal Revenue Code or Retirement Plan	• Depending on the circumstances, the Internal Revenue Code or your retirement plan may restrict your ability to take withdrawals.
After the Annuity Commencement Date - During the Annuity Income Phase
After the Annuity Commencement Date, you will receive payments under the annuity payment option you select, but generally you may not take any other withdrawals or surrender your contract. Surrender or withdrawal rights after the Annuity Commencement Date, if any, depend on the Annuity Payout option selected.
Additional Information About Fees
Expense Tables
The following tables describe the fees and expenses that you will pay when buying, owning, and surrendering or making withdrawals from the contract.
The first table describes the fees and expenses that you will pay at the time that you buy the contract, surrender or make withdrawals from the contract, or transfer Contract Value between investment options, and/or the fixed account (if available). State premium taxes may also be deducted. Currently there is no premium tax levied for New York residents.
CONTRACTOWNER TRANSACTION EXPENSES
Accumulation Phase:
	B-Share	C-Share
Surrender charge (as a percentage of Purchase Payments surrendered/withdrawn):[1]	7.00%	N/A
Transfer charge:[2]	up to $[XX]	$[XX]
[1]	The surrender charge percentage is reduced over a 5-year period at the following rates: 7%, 6%, 5%, 4%, 3%. We may reduce or waive this charge in certain situations. There is no surrender charge for C-Share. See Charges and Other Deductions - Surrender Charge.
[2]	The transfer charge will not be imposed on the first 12 transfers during a Contract Year. We reserve the right to charge a $[XX] fee for the 13th and each additional transfer during any Contract Year, excluding automatic dollar cost averaging and portfolio rebalancing transfers.

The following table describe the fees and expenses that you will pay every year during the time that you own the contract, not including fund fees and expenses.

ANNUAL CONTRACT EXPENSES
	B-Share	C-Share
Annual Account Fee:[1]	$35	$35
Base Contract Expense (as a percentage of average daily net assets in the Subaccounts)[2]
Account Value Death Benefit	0.95%	1.25%

Optional Benefits
i4LIFE® Advantage[3]	0.40%	0.40%
[1]	During the accumulation phase, the account fee will be deducted from your Contract Value on each contract anniversary, or upon surrender of the contract. The account fee will be waived if your Contract Value is $100,000 or more on the contract anniversary (or date of surrender). This account fee will be waived after the fifteenth Contract Year, regardless of your Contract Value.
[2]	The base contract expense for the C-Share option drops to 1.10% on and after the annuity commencement date. If your Contract Value equals or exceeds $250,000 immediately prior to the Annuity Commencement Date, this charge will be reduced by 0.10% (B-Share) or 0.15% (C-Share).
[3]	As an annualized percentage of average Account Value, computed daily. This charge is assessed on and after the effective date of i4LIFE® Advantage. This charge continues during the Access Period. The i4LIFE® Advantage charge is 0.50% during the Lifetime Income Period. If your Contract Value equals or exceeds $250,000 immediately prior to the beginning of the Lifetime Income Period under i4LIFE® Advantage, the charge rate will be reduced to 0.40% during the Lifetime Income Period. See i4LIFE® Advantage Charge for more information.

The next table shows the minimum and maximum total annual operating expenses charged by the funds that you may pay periodically during the time that you own the contract. The expenses are for the year ended December 31, 2020. A complete list of funds available under the contract, including their annual expenses, may be found in Appendix A: Funds Available Under the Contract.
Annual Fund Expenses	Minimum	Maximum
Expenses that are deducted from the fund assets, including management fees, distribution and/or service (12b-1) fees, and other expenses before any waivers or expense reimbursements	XX%	XX%
Expenses that are deducted form the fund assets, including management fees, distribution and/or service (12b-1) fees, and other expenses after any waivers or expense reimbursements.	XX%	XX%
EXAMPLES
The following Examples are intended to help you compare the cost of investing in the contract with the cost of investing in other variable annuity contracts. These costs include transaction expenses, contract fees, base contract expenses, and annual fund fees and expenses. The Examples have been calculated using the fees and expenses of the funds prior to the application of any contractual waivers and/or reimbursements.
The first Example assumes that you invest $100,000 in the contract for the time periods indicated. The Example also assumes that your investment has a 5% return each year, the maximum fees and expenses of any of the funds and that i4LIFE® Advantage at the guaranteed maximum charge are in effect. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:
1) If you surrender your contract at the end of the applicable time period:
	1 year	3 years	5 years	10 years
B-Share	$1,211	$2,030	$2,848	$5,082
C-Share	$540	$1,613	$2,677	$5,300
2) If you annuitize or do not surrender your contract at the end of the applicable time period:
	1 year	3 years	5 years	10 years
B-Share	$511	$1,530	$2,548	$5,082
C-Share	$540	$1,613	$2,677	$5,300

Appendix A— Funds Available Under The Contract
The following is a list of funds currently available under the Contract. More information about the funds is available in the Fund’s prospectus, which may be amended from time to time and found online at www.LincolnFinancial.com. You can also request this information at no cost by calling 1-888-868-2583 or by sending an email request to CustServSupportTeam@lfg.com.
The current expenses and performance information below reflects fees and expenses of the Fund, but do not reflect the other fees and expenses that your contract may charge. Expenses would be higher and performance would be lower if these charges were included. Each fund’s past performance is not necessarily an indication of future performance.
Underlying Fund and Adviser/Sub-adviser	Investment Objective	Current Expense (Expenses/average assets)	Average Annual Total Returns (as of 12/31/20)
			1 year	5 year	10 year
AIM Variable Insurance Funds (Invesco Variable Insurance Funds), advised by Invesco Advisers, Inc.
Invesco Oppenheimer V.I. International Growth Fund (Series II Shares)	Capital appreciation.	XX%	XX%	XX%	XX%
Invesco Oppenheimer V.I. Street Small Cap Fund® (Series II Shares)	Capital appreciation.	XX%	XX%	XX%	XX%
Invesco V.I. Comstock Fund (Series II Shares)	To seek capital growth and income through investments in equity securities, including common stocks, preferred stocks and securities convertible into common and preferred stocks.	XX%	XX%	XX%	XX%
Invesco V.I. Diversified Dividend Fund (Series II Shares)	To seek to provide reasonable current income and long-term growth of income and capital.	XX%	XX%	XX%	XX%
Invesco V.I. Equity and Income Fund (Series II Shares)	Both capital appreciation and current income.	XX%	XX%	XX%	XX%
Invesco V.I. International Growth Fund (Series II Shares)	Long-term growth of capital.	XX%	XX%	XX%	XX%
ALPS Variable Investment Trust, advised by ALPS Advisors, Inc.
ALPS/Alerian Energy Infrastructure Portfolio (Class III)	Seeks investment results that correspond (before fees and expenses) generally to the price and yield performance of its underlying index, the Alerian Energy Infrastructure Index; a master-feeder fund.	XX%	XX%	XX%	XX%
ALPS/Red Rocks Listed Global Opportunity Portfolio (Class III)	Maximize total return.	XX%	XX%	XX%	XX%
American Century Variable Portfolios, Inc., advised by American Century Investment Management, Inc.
American Century VP Balanced Fund (Class II)	Long-term capital growth and current income by investing approximately 60% of its assets in equity securities and the remainder in bonds and other fixed-income securities.	XX%	XX%	XX%	XX%

Underlying Fund and Adviser/Sub-adviser	Investment Objective	Current Expense (Expenses/average assets)	Average Annual Total Returns (as of 12/31/20)
			1 year	5 year	10 year
American Century VP Large Company Value Fund (Class II)	Long-term capital growth. Income is a secondary objective.	XX%	XX%	XX%	XX%
American Funds Insurance Series®, advised by Capital Research and Management Company
American Funds Asset Allocation Fund (Class 4)	High total return (including income and capital gains) consistent with preservation of capital over the long term.	XX%	XX%	XX%	XX%
American Funds Blue Chip Income and Growth Fund (Class 4)	To produce income exceeding the average yield on U.S. stocks generally and to provide an opportunity for growth of principal consistent with sound common stock investing.	XX%	XX%	XX%	XX%
American Funds Capital Income Builder® (Class 4)	Seeks to provide a level of current income that exceeds the average yield on U.S. stocks generally and to provide a growing stream of income over the years.	XX%	XX%	XX%	XX%
American Funds Global Growth Fund (Class 4)	Long-term growth of capital.	XX%	XX%	XX%	XX%
American Funds Global Small Capitalization Fund (Class 4)	Long-term capital growth.	XX%	XX%	XX%	XX%
American Funds Growth Fund (Class 4)	Growth of capital.	XX%	XX%	XX%	XX%
American Funds Growth-Income Fund (Class 4)	Long-term growth of capital and income.	XX%	XX%	XX%	XX%
American Funds International Fund (Class 4)	Long-term growth of capital.	XX%	XX%	XX%	XX%
American Funds Mortgage Fund (Class 4)	To provide current income and preservation of capital.	XX%	XX%	XX%	XX%
American Funds New World Fund® (Class 4)	Long-term capital appreciation.	XX%	XX%	XX%	XX%
Columbia Funds Variable Insurance Trust, advised by Columbia Management Investment Advisers, LLC
Columbia VP Strategic Income Fund (Class 2)	Total return, consisting of current income and capital appreciation.	XX%	XX%	XX%	XX%
Columbia Funds Variable Insurance Trust II, advised by Columbia Management Investment Advisers, LLC
Columbia VP Commodity Strategy Fund (Class 2)	Total return.	XX%	XX%	XX%	XX%
Columbia VP Emerging Markets Bond Fund (Class 2)	High total return through current income and, secondarily, through capital appreciation.	XX%	XX%	XX%	XX%

Underlying Fund and Adviser/Sub-adviser	Investment Objective	Current Expense (Expenses/average assets)	Average Annual Total Returns (as of 12/31/20)
			1 year	5 year	10 year
Delaware VIP® Trust, advised by Delaware Management Company[3]
Delaware VIP® Emerging Markets Series* (Service Class)	Long-term capital appreciation.	XX%	XX%	XX%	XX%
Delaware VIP® Small Cap Value Series (Service Class)	Capital appreciation.	XX%	XX%	XX%	XX%
Eaton Vance Variable Trust, advised by Eaton Vance Management
Eaton Vance VT Floating-Rate Income Fund (Initial Class)	To provide a high level of current income.	XX%	XX%	XX%	XX%
Fidelity® Variable Insurance Products, advised by Fidelity Management & Research Company
Fidelity® VIP Balanced Portfolio (Service Class 2)	Income and capital growth consistent with reasonable risk; a fund of funds.	XX%	XX%	XX%	XX%
Fidelity® VIP Contrafund® Portfolio (Service Class 2)	Long-term capital appreciation.	XX%	XX%	XX%	XX%
Fidelity® VIP Growth Portfolio (Service Class 2)	To achieve capital appreciation.	XX%	XX%	XX%	XX%
Fidelity® VIP Mid Cap Portfolio (Service Class 2)	Long-term growth of capital.	XX%	XX%	XX%	XX%
Fidelity® VIP Strategic Income Portfolio (Service Class 2)	High level of current income, and may also seek capital appreciation.	XX%	XX%	XX%	XX%
First Trust Variable Insurance Trust, advised by First Trust Advisory, L.P.
First Trust Capital Strength Portfolio (Class I)	To provide capital appreciation.	XX%	XX%	XX%	XX%
First Trust Dorsey Wright Tactical Core Portfolio (Class I)	To provide total return.	XX%	XX%	XX%	XX%
First Trust Multi Allocation Portfolio (Class I)	To maximize current income, with a secondary objective of capital appreciation.	XX%	XX%	XX%	XX%
First Trust/Dow Jones Dividend & Income Allocation Portfolio (Class I)	To provide total return by allocating among dividend-paying stocks and investment grade bonds.	XX%	XX%	XX%	XX%
Franklin Templeton Variable Insurance Products Trust, advised by Franklin Advisers, Inc. for the Franklin Allocation VIP Fund, Franklin Income VIP Fund and the Templeton Global Bond VIP Fund and by Franklin Mutual Advisers, LLC for the Franklin Mutual Shares VIP Fund
Franklin Allocation VIP Fund (Class 4)	Capital appreciation, with income as a secondary goal, by allocating its assets among equity and fixed income investments through a variety of investment strategies.	XX%	XX%	XX%	XX%
Franklin Income VIP Fund (Class 4)	To maximize income while maintaining prospects for capital appreciation.	XX%	XX%	XX%	XX%

Underlying Fund and Adviser/Sub-adviser	Investment Objective	Current Expense (Expenses/average assets)	Average Annual Total Returns (as of 12/31/20)
			1 year	5 year	10 year
Franklin Rising Dividends VIP Fund (Class 4)	Long-term capital appreciation; preservation of capital is also an important consideration.	XX%	XX%	XX%	XX%
Franklin Small Cap Value VIP Fund (Class 4)	Long-term total return.	XX%	XX%	XX%	XX%
Franklin Small-Mid Cap Growth VIP Fund (Class 4)	Long-term capital growth.	XX%	XX%	XX%	XX%
Templeton Foreign VIP Fund (Class 4)	Long-term capital growth.	XX%	XX%	XX%	XX%
Templeton Global Bond VIP Fund (Class 4)	High current income consistent with preservation of capital; capital appreciation is a secondary objective.	XX%	XX%	XX%	XX%
Goldman Sachs Variable Insurance Trust, advised by Goldman Sachs Asset Management, L.P.
Goldman Sachs VIT Multi-Strategy Alternatives Portfolio (Advisor Shares)	Long-term growth of capital; a funds of funds.	XX%	XX%	XX%	XX%
Ivy Variable Insurance Portfolios, advised by Waddell & Reed Investment Management Company
Ivy VIP Asset Strategy Portfolio (Class II)	Total return.	XX%	XX%	XX%	XX%
Ivy VIP Energy Portfolio (Class II)	Capital growth and appreciation.	XX%	XX%	XX%	XX%
Ivy VIP High Income Portfolio (Class II)	To seek to provide total return through a combination of high current income and capital appreciation.	XX%	XX%	XX%	XX%
Ivy VIP Mid Cap Growth Portfolio (Class II)	Growth of capital.	XX%	XX%	XX%	XX%
Ivy VIP Science and Technology Portfolio (Class II)	Growth of capital.	XX%	XX%	XX%	XX%
Ivy VIP Small Cap Growth Portfolio (Class II)	To provide growth of capital.	XX%	XX%	XX%	XX%
JP Morgan Insurance Trust, advised by J.P. Morgan Investment Management Inc.
JPMorgan Insurance Trust Core Bond Portfolio (Class 2)	To maximize total return by investing primarily in a diversified portfolio of intermediate and long-term debt securities.	XX%	XX%	XX%	XX%
JPMorgan Insurance Trust Global Allocation Portfolio (Class 2) This fund is not available in contracts issued on or after January 9, 2017.	Maximize long-term total return.	XX%	XX%	XX%	XX%
JPMorgan Insurance Trust Income Builder Portfolio (Class 2)	Maximize income while maintaining prospectus for capital appreciation.	XX%	XX%	XX%	XX%
Legg Mason Partners Variable Equity Trust, advised by Legg Mason Partners Fund Advisor, LLC
ClearBridge Variable Aggressive Growth Portfolio (Class II)	Capital appreciation.	XX%	XX%	XX%	XX%
ClearBridge Variable Large Cap Growth Portfolio (Class II)	Long-term growth of capital.	XX%	XX%	XX%	XX%

Underlying Fund and Adviser/Sub-adviser	Investment Objective	Current Expense (Expenses/average assets)	Average Annual Total Returns (as of 12/31/20)
			1 year	5 year	10 year
ClearBridge Variable Mid Cap Portfolio (Class II)	Long-term growth of capital.	XX%	XX%	XX%	XX%
Lincoln Variable Insurance Products Trust, advised by Lincoln Investment Advisors Corporation
Lincoln [ ] 500 Buffer Fund May	TBD	XX%	XX%	XX%	XX%
Lincoln [ ] 500 Ultra Buffer Fund May	TBD	XX%	XX%	XX%	XX%
LVIP American Balanced Allocation Fund (Service Class)	A balance between a high level of current income and growth of capital, with an emphasis on growth of capital; a fund of funds.	XX%	XX%	XX%	XX%
LVIP American Growth Allocation Fund (Service Class)	A balance between a high level of current income and growth of capital, with a greater emphasis on growth of capital; a fund of funds.	XX%	XX%	XX%	XX%
LVIP American Preservation Fund (Service Class)	Current income, consistent with a preservation of capital; a fund of funds.	XX%	XX%	XX%	XX%
LVIP Baron Growth Opportunities Fund (Service Class)	Capital appreciation.	XX%	XX%	XX%	XX%
LVIP BlackRock Global Real Estate Fund (Service Class)	Total return through a combination of current income and long-term capital appreciation.	XX%	XX%	XX%	XX%
LVIP BlackRock Inflation Protected Bond Fund (Service Class)	To maximize real return, consistent with preservation of real capital and prudent investment management.	XX%	XX%	XX%	XX%
LVIP Delaware Bond Fund (Service Class)[3]	Maximum current income (yield) consistent with a prudent investment strategy.	XX%	XX%	XX%	XX%
LVIP Delaware Diversified Floating Rate Fund (Service Class)[3]	Total return.	XX%	XX%	XX%	XX%
LVIP Delaware Social Awareness Fund (Service Class)[3]	To maximize long-term capital appreciation.	XX%	XX%	XX%	XX%
LVIP Dimensional International Core Equity Fund (Service Class)	Long-term capital appreciation.	XX%	XX%	XX%	XX%
LVIP Dimensional U.S. Core Equity 1 Fund (Service Class)	Long-term capital appreciation.	XX%	XX%	XX%	XX%
LVIP Dimensional U.S. Core Equity 2 Fund (Service Class)	Long-term capital appreciation.	XX%	XX%	XX%	XX%
LVIP Dimensional/Vanguard Total Bond Fund (Service Class)	Total return consistent with the preservation of capital; a fund of funds.	XX%	XX%	XX%	XX%

Underlying Fund and Adviser/Sub-adviser	Investment Objective	Current Expense (Expenses/average assets)	Average Annual Total Returns (as of 12/31/20)
			1 year	5 year	10 year
LVIP Global Income Fund (Service Class)	Current income consistent with the preservation of capital.	XX%	XX%	XX%	XX%
LVIP Government Money Market Fund (Service Class)[1]	Current income while (i) maintaining a stable value of your shares (providing stability of net asset value) and (ii) preserving the value of your initial investment preservation of capital).	XX%	XX%	XX%	XX%
LVIP JPMorgan High Yield Fund (Service Class)	A high level of current income; capital appreciation is the secondary objective.	XX%	XX%	XX%	XX%
LVIP Loomis Sayles Global Growth Fund (Service Class)	To provide investment results over a full market cycle that, before fees and expenses, are superior to an index that tracks global equities.	XX%	XX%	XX%	XX%
LVIP MFS International Growth Fund (Service Class)	Long-term capital appreciation.	XX%	XX%	XX%	XX%
LVIP MFS Value Fund (Service Class)	Capital appreciation.	XX%	XX%	XX%	XX%
LVIP Mondrian International Value Fund (Service Class)	Long-term capital appreciation as measured by the change in the value of fund shares over a period of three years or longer.	XX%	XX%	XX%	XX%
LVIP PIMCO Low Duration Bond Fund (Service Class)	To seek a high level of current income consistent with preservation of capital.	XX%	XX%	XX%	XX%
LVIP SSGA Bond Index Fund (Service Class)	To match as closely as practicable, before fees and expenses, the performance of the Barclays Capital U.S. Aggregate Index.	XX%	XX%	XX%	XX%
LVIP SSGA Conservative Index Allocation Fund (Service Class)	A high level of current income, with some consideration given to growth of capital; a fund of funds.	XX%	XX%	XX%	XX%
LVIP SSGA Conservative Structured Allocation Fund: (Service Class)	A high level of current income, with some consideration given to growth of capital; a fund of funds.	XX%	XX%	XX%	XX%
LVIP SSGA Developed International 150 Fund (Service Class)	To maximize long-term capital appreciation.	XX%	XX%	XX%	XX%

Underlying Fund and Adviser/Sub-adviser	Investment Objective	Current Expense (Expenses/average assets)	Average Annual Total Returns (as of 12/31/20)
			1 year	5 year	10 year
LVIP SSGA Emerging Markets 100 Fund (Service Class)	To maximize long-term capital appreciation.	XX%	XX%	XX%	XX%
LVIP SSGA Emerging Markets Equity Index Fund (Service Class)	A balance between current income and growth of capital, with a greater emphasis on growth of capital.	XX%	XX%	XX%	XX%
LVIP SSGA International Index Fund (Service Class)	To approximate as closely as practicable, before fees and expenses, the performance of a broad market index of non-U.S. foreign securities.	XX%	XX%	XX%	XX%
LVIP SSGA Large Cap 100 Fund (Service Class)	To maximize long-term capital appreciation	XX%	XX%	XX%	XX%
LVIP SSGA Mid-Cap Index Fund (Service Class)	Seeks to approximate as closely as practicable, before fees and expenses, the performance of a broad market index that emphasizes stocks of mid-sized U.S. companies.	XX%	XX%	XX%	XX%
LVIP SSGA Moderate Index Allocation Fund (Service Class)	A balance between a high level of current income and growth of capital, with a greater emphasis on growth of capital; a fund of funds.	XX%	XX%	XX%	XX%
LVIP SSGA Moderate Structured Allocation Fund (Service Class)	A balance between a high level of current income and growth of capital, with an emphasis on growth of capital; a fund of funds.	XX%	XX%	XX%	XX%
LVIP SSGA Moderately Aggressive Index Allocation Fund (Service Class)	A balance between high level of current income and growth of capital, with a greater emphasis on growth of capital; a fund of funds.	XX%	XX%	XX%	XX%
LVIP SSGA Moderately Aggressive Structured Allocation Fund (Service Class)	A balance between high level of current income and growth of capital, with a greater emphasis on growth of capital; a fund of funds.	XX%	XX%	XX%	XX%

Underlying Fund and Adviser/Sub-adviser	Investment Objective	Current Expense (Expenses/average assets)	Average Annual Total Returns (as of 12/31/20)
			1 year	5 year	10 year
LVIP SSGA S&P 500 Index Fund (Service Class)[4]	To approximate as closely as practicable, before fees and expenses, the total rate of return of common stocks publicly traded in the United States, as represented by the S&P 500 Index.	XX%	XX%	XX%	XX%
LVIP SSGA Short-Term Bond Index Fund (Service Class)	To provide investment results that, before fees and expenses, correspond generally to the price and yield performance of an index that tracks the short-term U.S. corporate bond market.	XX%	XX%	XX%	XX%
LVIP SSGA Small-Cap Index Fund (Service Class)	To approximate as closely as practicable, before fees and expenses, the performance of the Russell 2000 Index, which emphasizes stocks of small U.S. companies.	XX%	XX%	XX%	XX%
LVIP SSGA Small-Mid Cap 200 Fund (Service Class)	To maximize long-term capital appreciation.	XX%	XX%	XX%	XX%
LVIP T. Rowe Price Growth Stock Fund (Service Class)	Long-term capital growth.	XX%	XX%	XX%	XX%
LVIP T. Rowe Price Structured Mid-Cap Growth Fund (Service Class)	To maximize capital appreciation.	XX%	XX%	XX%	XX%
LVIP Vanguard Domestic Equity ETF Fund (Service Class)	Long-term capital appreciation; a fund of funds.	XX%	XX%	XX%	XX%
LVIP Vanguard International Equity ETF Fund (Service Class)	Long-term capital appreciation; a fund of funds.	XX%	XX%	XX%	XX%
LVIP Wellington Capital Growth Fund (Service Class)	Capital growth.	XX%	XX%	XX%	XX%
LVIP Wellington Mid-Cap Value Fund (Service Class)	Long-term capital appreciation.	XX%	XX%	XX%	XX%
LVIP Western Asset Core Bond Fund (Service Class)	Maximize total return.	XX%	XX%	XX%	XX%
Lord Abbet Series Fund, Inc., advised by Lord, Abbet & Co. LLC
Lord Abbett Series Fund Bond Debenture Portfolio (Class VC)	To see high current income and the opportunity for capital appreciation to product a high total return.	XX%	XX%	XX%	XX%
Lord Abbett Series Fund Developing Growth Portfolio (Class VC)	Long-term growth of capital.	XX%	XX%	XX%	XX%
Lord Abbett Series Fund Short Duration Income Portfolio (Class VC)	To seek high level of income consistent with preservation of capital.	XX%	XX%	XX%	XX%

Underlying Fund and Adviser/Sub-adviser	Investment Objective	Current Expense (Expenses/average assets)	Average Annual Total Returns (as of 12/31/20)
			1 year	5 year	10 year
MFS® Variable Insurance Trust, advised by Massachusetts Financial Services Company
MFS® VIT Growth Series (Service Class)	Capital appreciation.	XX%	XX%	XX%	XX%
MFS® VIT Total Return Series (Service Class)	Total return.	XX%	XX%	XX%	XX%
MFS® VIT Utilities Series (Service Class)	Total return.	XX%	XX%	XX%	XX%
MFS® Variable Insurance Trust II, advised by Massachusetts Financial Services Company
MFS® VIT II International Intrinsic Value Portfolio (Service Class)	Capital appreciation.	XX%	XX%	XX%	XX%
Morgan Stanley Variable Insurance Fund, Inc. (VIF), advised by Morgan Stanley Investment Management, Inc.
Morgan Stanley VIF Global Infrastructure Portfolio (Class II)	To seek both capital appreciation and current income.	XX%	XX%	XX%	XX%
PIMCO Variable Insurance Trust II, advised by PIMCO
PIMCO VIT All Asset Portfolio (Advisor Class)	Maximum real return, consistent with preservation of real capital and prudent investment management.	XX%	XX%	XX%	XX%
Putnam Variable Trust, advised by Putnam Investment Management, LLC
Putnam VT Equity Income Fund (Class IB)	To seek capital growth and current income.	XX%	XX%	XX%	XX%
Putnam VT George Putnam Balanced Fund (Class IB)	Balanced investment composed of a well-diversified portfolio of stocks and bonds which produce both capital growth and current income.	XX%	XX%	XX%	XX%
Putnam VT Global Heath Care Fund (Class IB)	Capital appreciation.	XX%	XX%	XX%	XX%
Putnam VT Income Fund (Class IB)	High current income consistent with what the manager believes to be prudent risk.	XX%	XX%	XX%	XX%
Putnam VT Multi-Asset Absolute Return Fund (Class IB)	To see positive total return.	XX%	XX%	XX%	XX%
Rydex Variable Trust, advised by Security Investors, LLC
Guggenheim VT Long Short Equity	Long-term capital appreciation.	XX%	XX%	XX%	XX%
Guggenheim VT Multi-Hedge Strategies	To seek long-term capital appreciation with less risk than traditional equity funds.	XX%	XX%	XX%	XX%
SEI Insurance Products Trust, advised by SEI Investments Management Corporation.
SEI VP Market Growth Strategy Fund (Class III)	To seek capital appreciation; a fund of funds.	XX%	XX%	XX%	XX%

Underlying Fund and Adviser/Sub-adviser	Investment Objective	Current Expense (Expenses/average assets)	Average Annual Total Returns (as of 12/31/20)
			1 year	5 year	10 year
SEI VP Market Plus Strategy Fund (Class III)	Long-term capital appreciation; a fund of funds.	XX%	XX%	XX%	XX%
VanEck VIP Trust, advised by Van Eck Associates Corporation.
VanEck VIP Global Hard Assets Fund (Class S Shares)	Long-term capital appreciation by investing primarily in hard asset securities; a fund of funds.	XX%	XX%	XX%	XX%
Virtus Variable Insurance Trust, advised by Virtus Investment Advisers, Inc.
Virtus Newfleet Multi-Sector Intermediate Bond Series (Class A Shares)_	Long-term total return.	XX%	XX%	XX%	XX%
[1]	The name of the adviser or sub-adviser is not listed if the name is incorporated into the name of the fund or the fund company.
[2]	This fund is subject to an expense reimbursement or fee waiver arrangement. As a result, this funds annual expenses reflect temporary expense reductions. See the fund prospectus for additional information.
[3]	Investments in Delaware VIP Series, Delaware Funds, LVIP Delaware Funds or Lincoln Life accounts managed by Macquarie Investment Management Advisers, a series of Macquarie Investments Management Business Trust, are not and will not be deposits with or liabilities of Macquarie Bank Limited ABN 46008 583 542 and its holding companies, including their subsidiaries or related companies, and are subject to investment risk, including possible delays in prepayment and loss of income and capital invested. No Macquarie Group company guarantees or will guarantee the performance of the series or funds or accounts, the repayment of capital from the series or funds or account, or any particular rate of return.
[4]	The index to which this fund is managed is a product of S&P Dow Jones Indices LLC (“SPDJI”) and has been licensed for use by one or more of the portfolio’s service providers (licensee). Standard & Poor’s® and S&P® are registered trademarks of Standard & Poor’s Financial Services LLC (S&P); Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (Dow Jones); and these trademarks have been licensed for use by SPDJI and sublicensed for certain purposes by the licensees. S&P®, S&P GSCI® and the index are trademarks of S&P and have been licensed for use by SPDJI and its affiliates and sublicensed for certain purposes by the licensee. The Index is not owned, endorsed, or approved by or associated with any additional third party. The licensee’s products are not sponsored, endorsed, sold or promoted by SPDJI, Dow Jones, S&P, their respective affiliates, or their third party licensors, and none of these parties or their respective affiliates or third party licensors make any representation regarding the advisability of investing in such products, nor do they have any liability for any errors, omissions, or interruptions of the Index.

This initial summary prospectus incorporates by reference the prospectus and statement of additional information (SAI) for the contract, both dated XX XX, 2021, as may be amended or supplemented from time to time. The SAI may be obtained, free of charge, in the same manner as the prospectus.
SEC File Nos. 333-______; 811-09763
EDGAR Contract Identifier C__________

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